Exhibit 23.1

CBIZ CPAs P.C.
777 S. Figueroa Street
Suite 2900
Los Angeles, CA 90017
P: 310.432.7400

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated June 26, 2025 relating to the financial statements appearing in the Annual Report on Form 10-K of Capstone Green Energy Holdings, Inc. for the year ended March 31, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ CBIZ CPAs P.C.

Los Angeles, California

April 27, 2026

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